UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2004

ANGIODYNAMICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50761 (Commission File Number)	11-3146460 (IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York (Address of Principal Executive Offices)	12804 (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 29, 2004, the compensation committee of the board of directors of AngioDynamics, Inc. (the “Company”), granted non-statutory stock options for shares of the Company’s common stock to Howard S. Stern and David P. Meyers, directors of the Company, and Paul S. Echenberg, Chairman of the Board of Directors and a director of the Company, under the Company’s Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan (the “1984 Adjustment Plan”). The 1984 Adjustment Plan and the Company’s Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1983 Stock Option Plan (together with the 1984 Adjustment Plan, the “Adjustment Plans”), were adopted by the Company pursuant to a Master Separation and Distribution Agreement, dated May 5, 2004, entered into with E-Z-EM, Inc. (the “Separation Agreement) in connection with E-Z-EM’s proposed spin-off of the Company to the E-Z-EM stockholders, and are intended to substantially mirror the E-Z-EM option plans to which they relate. Under the Separation Agreement, the Company agreed to issue options under the Adjustment Plans to holders of options outstanding under E-Z-EM’s stock option plans to replace the loss in value to the outstanding E-Z-EM options resulting from the spin-off of the Company from E-Z-EM. Additionally, the Separation Agreement provides that E-Z-EM will reduce the exercise price of, and, if necessary, reduce or increase the number of shares subject to the outstanding E-Z-EM options so that the number of shares subject to, and the exercise price of, the adjusted E-Z-EM options and the options issued under the Adjustment Plans will have the same ratio of exercise prices to market price and, to the extent possible, the same aggregate difference between market price and exercise price, or intrinsic value, as did the outstanding E-Z-EM options prior to the distribution. On October 30, 2004, E-Z-EM completed the spin-off of the Company to the E-Z-EM stockholders. The exercise prices of, and the number of shares subject to, the options granted under the Adjustment Plans were determined using the opening prices of the E-Z-EM common stock on the American Stock Exchange and the AngioDynamics common stock on the Nasdaq National Market, on November 1, 2004.

The terms of the options granted to Messrs. Stern, Meyers and Echenberg under the 1984 Adjustment Plan, are as follows:

NAME	NO. OF SHARES	EXERCISE PRICE	DATE EXERCISABLE	EXPIRATION DATE

Howard S. Stern	1,562	$4.716	10/30/04	(1)
	1,562	4.402	10/30/04	(1)
	1,562	9.799	05/29/05	(2)

David P. Meyers	781	$4.716	10/30/04	(1)
	781	4.402	10/30/04	(1)
	781	9.799	05/29/05	(2)

Paul S. Echenberg	25,621	$1.918	10/30/04	05/14/05
	852	2.038	10/30/04	06/02/05
	828	6.544	10/30/04	(3)
	804	3.879	10/30/04	(1)
	781	3.079	10/30/04	(1)
	781	2.620	10/30/04	(1)
	781	3.406	10/30/04	(1)
	781	2.725	10/30/04	(1)
	781	4.716	10/30/04	(1)
	781	4.402	10/30/04	(1)
	781	9.799	05/29/05	(2)

____________________
(1)	Options for 50% of these shares expire on November 23, 2005 and November 23, 2006, respectively.
(2)	Options for 50% of these shares expire on May 29, 2006 and May 29, 2007, respectively.
(3)	Options for 50% of these shares expire on November 23, 2005 and May 31, 2006, respectively.

ITEM 8.01. Other Events

On November 4, 2004, the Company issued a press release announcing that E-Z-EM had completed its previously announced spin-off of the Company on October 30, 2004, by distributing .856377 of a share of the Company’s common stock as a dividend on each outstanding share of E-Z-EM common stock to E-Z-EM stockholders of record as of October 11, 2004. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference in its entirety.

ITEM 9.01 Financial Statements And Exhibits

(c)	Exhibits

10.1	AngioDynamics, Inc. Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan (incorporated by reference to Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the fiscal year ended May 29, 2004).

10.2	Form of Stock Option Agreement for the AngioDynamics, Inc. Spin-Off Adjustment Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan.

99.1	Press Release dated November 4, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2004	ANGIODYNAMICS, INC. (Registrant) By: /s/ Joseph G. Gerardi —————————————— Joseph G. Gerardi Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	AngioDynamics, Inc. Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan (incorporated by reference to Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the fiscal year ended May 29, 2004).

10.2	Form of Stock Option Agreement for the AngioDynamics, Inc. Spin-Off Adjustment Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan.

99.1	Press Release dated November 4, 2004